Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-255429, 333-252973 and 333-251311), Form S-8 (File No. 333-266316) and Form S-3 (File No. 333-267870) of GT Biopharma, Inc. of our report dated March 26, 2024 relating to the consolidated financial statements of GT Biopharma, Inc. as of December 31, 2023 and 2022, and for the year then ended which appears in this Form 10-K.

Weinberg & Company, P.A.

Los Angeles, California

March 26, 2024